Exhibit 5.2

[Wachtell Letterhead]

Goldman Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters listed in

Schedule I to the Underwriting Agreement

Goldman Sachs & Co.

200 West Street

New York, New York 10282

and

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Re:	Lincoln National Corporation – 4.85% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as special counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), in connection with the sale to the Underwriters by the Company of an aggregate of $300,000,000 principal amount of the Company’s 4.85% Senior Notes due 2021

Goldman Sachs & Co.

UBS Securities LLC

June 24, 2011

(the “Securities”) pursuant to the terms of the Underwriting Agreement, dated June 21, 2011 (the “Underwriting Agreement”), between the Company and you, as Representatives of the several Underwriters. The Securities will be issued pursuant to the Senior Indenture, dated as of March 10, 2009 (the “Indenture,” and, together with the Underwriting Agreement and the Securities, the “Transaction Documents”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented pursuant to the resolutions dated May 25, 2011 of the Finance Committee of the Board of Directors of the Company and June 21, 2011 of the Company’s Chief Financial Officer (collectively, the “Resolutions”). This letter is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In our capacity as special counsel to the Company, we have examined (i) the Registration Statement on Form S-3 (File No. 333-157822) filed by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating, in part, to the registration of the Securities, (ii) the Basic Prospectus, dated March 10, 2009 as supplemented by the prospectus supplement, dated June 21, 2011, relating to the Securities, as filed in final form with the Commission on June 22, 2011 pursuant to Rule 424(b)(5) under the Act, (iii) the free writing prospectus relating to the Securities, dated June 21, 2011 and filed with the Commission pursuant to Rule 433 under the Act, (iv) the Underwriting Agreement, (v) the Indenture, (vi) the Resolutions, (vii) a copy of the global security representing the Securities, (viii) a copy of the Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of Indiana (the “Charter”), (ix) copy of the Amended and Restated Bylaws of the Company certified by the Secretary of the Company (the “Bylaws”), and (x) such other corporate records, certificates and other documents that we have deemed necessary or appropriate for purposes of rendering this letter.

In such examination we have also assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures and that any representations made “to the best knowledge of,” in the “belief” of, or similarly qualified are true, correct and complete without such qualification.

Subject to and based upon the foregoing, and subject to the assumptions, exceptions, limitations, qualifications and comments stated herein, we are of the opinion that:

(A)	The Securities, when duly authenticated by the Trustee and executed, issued and delivered in the manner provided in the Indenture, and upon payment and delivery

Goldman Sachs & Co.

UBS Securities LLC

June 24, 2011

in accordance with the Underwriting Agreement, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(B)	The Indenture has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms;

(C)	No consent, approval, authorization or order of, or filing with, any federal or New York State governmental agency or body or any federal or New York State court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws;

(D)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Charter, as amended, or the Bylaws, as amended;

(E)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(F)	The statements in the Time of Sale Prospectus and the Prospectus under “Description of Notes” and “Description of Securities We May Sell - Senior and Subordinated Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize such provisions in all material respects;

(G)	The Company is not an “investment company” as defined under the Investment Company Act of 1940, as amended (the “1940 Act”); and

(H)

The Registration Statement has become effective under the Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any notice objecting to its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, the Time of Sale

Goldman Sachs & Co.

UBS Securities LLC

June 24, 2011

Prospectus and the Prospectus, as amended or supplemented and any further amendments thereto made by the Company prior to the date hereof, (in each case other than the financial statements, financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, as to which we express no opinion or belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

In addition, in the course of the preparation by the Company of the Time of Sale Prospectus and the Prospectus, we have participated in discussions with representatives of the Underwriters and officers and other representatives of the Company and its public accountants at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed. We did not participate in the preparation of any of the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except that we assisted the Company in the preparation of the Current Report on Form 8-K to be filed on June 24, 2011). Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and have made no independent check or verification thereof (except as described in paragraph F of this letter in which certain legal opinions have been rendered pursuant to Section 5(c) of the Underwriting Agreement), we advise you that, based upon our examination of the Registration Statement, the Time of Sale Prospectus and the Prospectus and upon the above-described procedures, no facts have come to our attention that have caused us to believe that (i) each part of the Registration Statement, when such part became effective as prescribed by Rule 430(B)(f)(2) of the Act (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom and other than the exhibits to the Registration Statement, including the Form T-1, as to which we express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom and other than the exhibits to the Registration Statement, including the Form T-1, as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of its date or the and as of the date hereof, the Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom and other than the exhibits to the Registration Statement, including the Form T-1, as to which we express no view) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Goldman Sachs & Co.

UBS Securities LLC

June 24, 2011

The opinions and other matters set forth herein are subject to the following qualifications and comments:

(a) We have assumed that (1) each party to the Transaction Documents (other than the Company) is duly organized, validly existing and in good standing under the jurisdiction of its organization and has all the necessary power and authority under applicable federal, state, local and foreign law to enter into the relevant agreement and perform its respective obligations thereunder, (2) each of the Transaction Documents has been duly authorized, executed and delivered by each signatory thereto (other than the Company) and represents the valid and binding obligation of each signatory thereto (other than the Company), enforceable against such other party in accordance with its terms, (3) all of the representations and warranties contained in the Underwriting Agreement and the Indenture are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of the opinions expressed herein) and all covenants contained in the Transaction Documents have been complied with, (4) the Securities have been paid for and delivered by you in accordance with the terms of the Underwriting Agreement, and (5) that each of the Transaction Documents constitutes the valid and binding obligation of each party thereto (other than the Company), enforceable against each such party in accordance with its terms. We express no opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Transaction Documents or any other agreement.

(b) Enforcement of the Transaction Documents is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law).

(c) To the extent that any opinion expressed herein is limited or qualified by reference to our knowledge, our knowledge is based upon the actual knowledge of lawyers in this firm engaged in the representation of the Company in connection with the Offering. We have undertaken no general inquiry of lawyers in this firm or review of our files.

(d) We express no opinion as to the enforceability of any indemnification or contribution provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy.

Goldman Sachs & Co.

UBS Securities LLC

June 24, 2011

(e) To the extent that the opinions in paragraphs A, B and E are governed by Indiana law, we have relied upon the opinion, dated June 24, 2011, of Stephen E. Rahn, Esq., Vice President and Associate General Counsel of the Company, delivered to you pursuant to Section 5(b) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mr. Rahn.

The opinions expressed herein are limited to the laws of the State of New York and the federal securities laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on the matters covered by this letter. We acted as special counsel to the Company in connection with the offering of the Securities contemplated hereby and did not act, and have not acted, as the Company’s regular outside counsel. This letter is rendered only to you and is solely for your benefit in connection with the Offering. This letter may not be relied upon by you for any other purpose, or relied upon by any other person, entity, firm or corporation for any purpose without our prior written consent. The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact that might change an opinion expressed herein after the date hereof.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz

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IRS Circular 230 Disclosure

Any tax advice contained in this document (i) was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed on the taxpayer and (ii) was written to support the promotion and marketing of a transaction. Taxpayers should seek advice based on their own particular circumstances from an independent tax advisor.